UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 6, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 6, 2008, the Board of Directors of Emerson Electric Co. (the “Company”) elected William R. Johnson, Chairman, President and Chief Executive Officer of the H. J. Heinz Company, as a Director of the Company. He will stand for election at the Company’s 2009 Annual Meeting of Stockholders. Mr. Johnson was also appointed to serve as a member of the Compensation Committee.

As provided for new Directors under the Company’s Restricted Stock Plan for Non-Management Directors, on May 6, 2008, Mr. Johnson received an award of 1,355 shares of restricted stock, representing a $75,000 pro rata award of the $100,000 restricted stock portion of the annual retainer that was awarded to the Company’s other non-management Directors on February 5, 2008. Mr. Johnson will be paid a monthly cash retainer of $5,833.33, representing the cash portion of the annual retainer payable to all non-management Directors effective May 6, 2008. Mr. Johnson will otherwise be compensated as described under “Director Compensation” in the Company’s Proxy Statement for its 2008 Annual meeting of Stockholders, including Board and Committee meeting fees of $1,500 per meeting, plus expenses.

A copy of the May 8, 2008 press release announcing Mr. Johnson’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 8, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated May 8, 2008.